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                                                                   Exhibit 99.01


(NEW JERSEY RESOURCES LOGO)                                                 NEWS
                                                                         RELEASE

1415 Wyckoff Road                P.O. Box 1464                    Wall, NJ 07719

DATE:    JANUARY 19, 2005                    CONTACT:    KEVIN CONNELLY (MEDIA)
                                                         732-938-1031

                                                               OR

                                                         DENNIS PUMA (INVESTORS)
                                                         732-938-1229

    NEW JERSEY RESOURCES CEO REVIEWS STRONG FINANCIAL PERFORMANCE AT ANNUAL
                              SHAREOWNERS MEETING

    NJR ACHIEVES 13 CONSECUTIVE YEARS OF HIGHER EARNINGS, A RECORD UNMATCHED BY ANY U.S. NATURAL GAS OR ELECTRIC UTILITY; REAFFIRMS FISCAL 2005 EARNINGS
                                    GUIDANCE

HOLMDEL, N.J. - Laurence M. Downes, chairman and CEO of New Jersey Resources (NYSE: NJR), today reviewed NJR's financial and operating performance in fiscal 2004 at the 54th NJR Annual Shareowners Meeting, held at the PNC Bank Arts Center in Holmdel. The meeting highlighted a year of continued growth and progress for the company.

"Fiscal 2004 was another strong year for NJR in every respect as we marked our 13th consecutive year of higher earnings. It's a record that is unparalleled in our industry and reflects our team's ability to deliver on our promise of reliability for all our stakeholders," Mr. Downes said.

Customer growth at NJR's principal subsidiary, New Jersey Natural Gas (NJNG), and the continued expansion of NJR Energy Services (NJRES), NJR's unregulated wholesale energy services subsidiary, were the primary drivers of profitability in fiscal 2004. NJNG's customer growth rate of approximately 2.4 percent is above the national average for natural gas distribution companies. Earnings for NJRES increased by 19 percent from last year, due primarily to higher gross margin generated from an increased storage and transportation portfolio and higher management fees associated with NJRES' management of other companies' storage, transportation and fuel contracts.

Other achievements during fiscal 2004 included:

      - Increasing earnings per share by 7.9 percent to a record $2.60 per basic share.

      - Delivering a 1-year total return on investment of 18.4 percent and an annualized return of 15.2 percent over the past three years.

      - Achieving, for the 12th consecutive year, the best customer satisfaction record with the New Jersey Board of Public Utilities
            (BPU) among all the state's major natural gas and electric utilities.

      - Appearing for the third year in a row on the 2005 Forbes Platinum 400 list, which recognizes top-performing companies meeting Forbes' criteria for sales, net worth and share price.

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NEW JERSEY RESOURCES CEO REVIEWS STRONG FINANCIAL PERFORMANCE AT ANNUAL
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      -     Maintaining one of the highest rankings among all regulated electric, natural gas and water transmission and distribution utilities within the corporate group rated A+ by Standard & Poor's.

      - Setting a record for corporate fund raising in Monmouth County for the American Heart Association as a sponsor of the Monmouth-Ocean Shoreline Heart Walk.

"Our results are a credit to the hard work and dedication of our employees, who are the driving force behind all our achievements." Mr. Downes said. "The energy of our team in responding to the challenges we face has earned us a well-deserved reputation for reliability."

NJNG continues to work with the BPU and the Office of the Ratepayer Advocate
(RPA) to bring the state's energy policies to customers. To further efforts to promote renewable energy, in fiscal 2004 NJNG supported the installation of two natural gas microturbines on Long Beach Island and natural gas fuel cells at the Sheraton Parsippany Hotel and Ocean County College in Toms River, with funding from the New Jersey Clean Energy Program.

"Our accomplishments are even more remarkable given the uncertainty in the energy industry," said Mr. Downes, who is the 2005 chairman of the American Gas Association (AGA) Board of Directors. "As it stands, our country is without a comprehensive national energy policy to guide access to critical natural gas supplies." With natural gas providing one-fourth of the country's energy needs and demand expected to grow, Mr. Downes' term as AGA chairman will focus on the need for a sound, effective national energy plan to alleviate the current tight balance between supply and demand and help stabilize wholesale natural gas prices.

During the year, NJR also marked several milestones reflecting the company's longstanding tradition of service to the community. NJNG hosted the first annual Ocean Fun Days in partnership with the New Jersey Marine Sciences Consortium and the New Jersey Department of Environmental Protection, with the goal of building a greater understanding of ocean ecosystems and the importance of protecting them. NJR Home Services, NJR's subsidiary providing home appliances service, sales and installations, was named "Partner of the Year" by Ocean County Vocational Technical School for the Job Shadowing program, which pairs vocational students with NJRHS technicians to learn about the heating, ventilation and air conditioning field. Through the company's Volunteers Inspiring Service in Our Communities (VISION) program, nearly 2,500 hours were volunteered to support local community events and activities in fiscal 2004.

Mr. Downes also asked shareowners to contribute to the NJNG Tsunami Relief Fund to support the efforts of the American Red Cross in responding to the tsunami disaster in Southern Asia. The company established the fund with an initial $50,000 and is matching donations received to the fund on a dollar-for-dollar basis, up to an additional $25,000.

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NEW JERSEY RESOURCES CEO REVIEWS STRONG FINANCIAL PERFORMANCE AT ANNUAL
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In other business at the meeting, Mr. Downes announced the re-election of three members of the Board of Directors, including Nina Aversano, President and CEO, Aversano Consulting, LLC; Dorothy K. Light, Chairman and CEO, Alden Enterprises, LLC; and David A.Trice, President and CEO, Newfield Exploration Company.

Shareowners also approved Deloitte & Touche LLP as auditors for fiscal 2005.

FISCAL 2005 EARNINGS GUIDANCE

Assuming normal weather, stable economic conditions and continued customer growth at NJNG and continued volatility in the wholesale natural gas markets at NJRES, and subject to the factors discussed below under "Forward-Looking Statements," NJR estimates that earnings for fiscal 2005 will be in the $2.65 - $2.75 per basic share range. This excludes a recent gain on a real estate sale of $.21 per basic share and the charge of $.05 per basic share associated with the company's early retirement program.

FORWARD-LOOKING STATEMENTS

This news release contains estimates and other forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. NJR cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond NJR's ability to control or estimate precisely, such as estimates of future market conditions and the behavior of other market participants. Other factors that could cause actual results, including gross margin, earnings and customer growth, to differ materially from the company's expectations include, but are not limited to, weather conditions, economic conditions in NJNG's service territory, the impact of regulation (including the regulation of rates), fluctuations in energy-related commodity prices, conversion activity, other marketing efforts, actual energy usage patterns of NJNG's customers, the pace of deregulation of retail gas markets, access to adequate supplies of natural gas, the regulatory and pricing policies of federal and state regulatory agencies, changes due to legislation at the federal and state level, the disallowance of recovery of environmental remediation expenditures and other regulatory changes, litigation and other uncertainties. More detailed information about these factors is set forth in NJR's filings with the Securities and Exchange Commission, including NJR's quarterly report on Form 10-K filed on December 1, 2004. NJR's Form 10-K is available at www.sec.gov. NJR does not, by including this statement, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of future events.

ABOUT NEW JERSEY RESOURCES

New Jersey Resources (NYSE: NJR), a Fortune 1000 company and a member of the Forbes Platinum 400, provides reliable retail and wholesale energy services to customers in New Jersey and in states from the Gulf Coast to New England, and Canada. Its principal subsidiary, New Jersey Natural Gas, is one of the fastest-growing local distribution companies in the United States, serving more than 450,000 customers in central and northern New Jersey. Other major NJR subsidiaries include NJR Energy

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NEW JERSEY RESOURCES CEO REVIEWS STRONG FINANCIAL PERFORMANCE AT ANNUAL
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Services and NJR Home Services. NJR Energy Services is a leader in the unregulated energy services market, providing outstanding customer service and management of natural gas storage and capacity assets. NJR Home Services offers retail customers expert heating, air conditioning and appliance services. NJR's progress is a tribute to the more than 5,000 dedicated employees who have shared their expertise and focus on quality through more than 50 years of serving customers and the community. Their efforts have made NJR a leader in the competitive energy marketplace. For more information, visit NJR's Web site at NJLIVING.COM.

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